Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, $0.01 par value, of Chiasma, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.

Vivo Capital IX, LLC

April 12, 2019
(Date)

/s/ Albert Cha
(Signature)

Managing Member
(Title)

Vivo Opportunity, LLC

April 12, 2019
(Date)

/s/ Albert Cha
(Signature)

Managing Member
(Title)